Exhibit 10.4

AMENDMENT #1

TO

EMPLOYMENT AGREEMENT

BY AND BETWEEN

MICHAEL D. HEIL

AND

IGO, INC.

This Amendment #1 to Employment Agreement (“Amendment #1”) is made effective as of April 10, 2012, by and between Michael D. Heil (“Employee”) and iGo, Inc., a Delaware corporation (“Employer”).

RECITALS

A.	On May 1, 2007, Employee and Employer entered into that certain Employment Agreement (the “Agreement”); and

B.	Employee and Employer wish to amend the Agreement in accordance with this Amendment #1.

NOW THEREFORE, in consideration of the foregoing recitals and the terms and conditions of this Amendment #1, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Employer, intending to be legally bound, hereby agree as follows:

1.	Amendment to Agreement. Notwithstanding anything in the Agreement to the contrary, effective as of April 10, 2012, Employee’s base annual salary shall be equal to $333,000 per year.

2.	Ratification. All terms and conditions of the Agreement are reaffirmed, except where such terms and conditions would conflict with the provisions of this Amendment #1. In such instances, the provisions of this Amendment #1 supersede and replace the conflicting terms and conditions of the Agreement. Except as expressly modified by this Amendment #1, the Agreement shall remain in full force and effect in accordance with its provisions.

IN WITNESS WHEREOF, Representative and iGo have executed this Amendment #1 to be effective as of the date first set forth above.

iGo, Inc.

By:	/s/ Brian M. Roberts	By:	/s/ Michael D. Heil
Name:	Brian M. Roberts	Michael D. Heil
Title:	Vice President